EXHIBIT 3.7
                             ARTICLES SUPPLEMENTARY
                         RECKSON ASSOCIATES REALTY CORP.


     Reckson   Associates   Realty   Corp.,   a   Maryland    corporation   (the
"Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "SDAT") that:

     FIRST: Under a power contained in Title 3, Subtitle 8 of the Maryland General Corporation Law (the "MGCL") , the Corporation, by resolutions of its Board of Directors, duly adopted at a meeting duly called and held on November 3, 1999, elected to become subject to Section 3 - 804 (a) of the MGCL, the repeal of which may be effected only by the means authorized by Section 3 - 802
(b) (3) of the MGCL.

     SECOND: Pursuant to the resolutions described above, notwithstanding any other lesser proportion of votes required by a provision in the charter or the Bylaws of the Corporation, the stockholders of the Corporation may remove any director by the affirmative vote of at least two-thirds of all the votes entitled to be cast by the stockholders of the Corporation generally in the election of directors.

     THIRD: The election to become subject to Section 3 - 804 (a) of the MGCL has been approved by the Board of Directors of the Corporation in the manner and by the vote required by law, and pursuant to Section 3 - 802 (d) (3) of the MGCL, stockholder approval is not required.


     FOURTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its President and attested to by its Secretary on this 10th day of January, 2000.


ATTEST:                                    RECKSON ASSOCIATES REALTY CORP.




      /s/ Gregg Rechler                    By:   /s/ Scott Rechler     (SEAL)
--------------------------------              -------------------------
         (Gregg Rechler)                         (Scott Rechler)
            Secretary                               President